Exhibit 10.11

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”) is made and entered into as of [●], 2021 by and between Bryan Martin and David Zwillinger (each a “Party” and, collectively, the “Parties”).

RECITALS

WHEREAS, each of the Parties beneficially owns or will beneficially own shares of common stock of DESRI Inc., a Delaware corporation (the “Company”), par value $0.01 per share (“Common Stock”), following the consummation of an initial public offering of the Company pursuant to a registration statement on Form S-1 (File No. 333-[      ]) (the “IPO”);

WHEREAS, pursuant to the Proxy Agreement, dated as of the date hereof (the “Proxy Agreement”), by and among each of the Parties and D. E. Shaw GW Investment Holdings, L.L.C. (“DES”), DES has granted a proxy to the Parties with respect to up to [     ] shares of Common Stock, subject to adjustment as set forth therein (the “Subject Securities”); and

WHEREAS, the Parties desire to enter in an agreement to vote their Shares (as defined below) in respect of the election of directors of the Company as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and the mutual covenants made herein, the Parties hereby agree as follows:

1.          Voting Provisions.

1.1          Shares. Each Party expressly agrees that the terms and restrictions of this Agreement shall apply to all shares of Common Stock (or other shares of capital stock of the Company or shares of capital stock of any successor in interest of the Company, whether by sale, merger, consolidation or other similar transaction, or by purchase, assignment or operation of law) (i) which each Party thereof owns or holds or hereafter acquires or holds by any means, including, without limitation, by purchase, assignment, conversion or exercise of any stock option, warrant or other right, the settlement of any restricted stock unit or as a result of any stock dividend, stock split, reorganization, reclassification, whether voluntary or involuntary, or other similar transaction, or (ii) with respect to which each Party thereof exercises voting control, or hereafter acquires voting control by any means, including shares held in trusts or similar entities and shares for which such Party holds a proxy (including as set forth in the Proxy Agreement) (the shares described in (i) and (ii), collectively with respect to each Party, “Shares”, provided that, any such shares of Common Stock or other capital stock shall only constitute “Shares” of a Party for purposes of this Agreement while so owned, held or controlled (with respect to voting) by such Party).

1.2          Board Composition.

(a)
During the term of this Agreement, from time to time and at all times, each Party, in its capacity as a stockholder, beneficial owner or proxy holder of Shares, agrees to vote all Shares FOR, or cause all Shares to be voted FOR, the election or re-election of each director mutually agreed between the Parties to be nominated as a member of the board of directors of the Company (the “Board”) and who has been duly nominated for election or re-election as a member of the Board at each annual or special meeting of stockholders at which members of the Board are to be elected.

(b)
During the term of this Agreement, from time to time and at all times, to the extent mutually agreed between the Parties, each Party, in its capacity as a stockholder, beneficial owner or proxy holder of Shares, agrees to vote all Shares AGAINST, or cause all Shares to be voted AGAINST, the election or re-election of each director to the Board who has been duly nominated for election or re-election as a member of the Board at each annual or special meeting of stockholders at which members of the Board are to be elected.

(c)	Each Party agrees to execute and deliver any written consents representing an action by stockholders of the Company required to perform the obligations of this Agreement.

1.3          No Liability for Election of Directors. No Party shall have any liability as a result of voting in favor of the election of any person to the Board for any act or omission by such person in his or her capacity as a member of the Board.

2.          Transfers. Nothing in this Agreement shall prevent any Party from effecting a transfer of its Shares (including through an assignment, sale or other disposition). Upon any such transfer, each such transferred Share shall cease to be subject to this Agreement.

3.          Further Assurances. At any time or from time to time after the date hereof, the Parties agree to cooperate with each other, and at the request of any Party, to execute and deliver any further instruments or documents and to take all such further action as the requesting Party may reasonably request in order to evidence or effectuate the consummation of the obligations contemplated hereby and to otherwise carry out the intent of the Parties hereunder.

4.          Term and Termination. This Agreement shall be conditioned upon and effective as of the closing of the IPO and may be terminated by either Party upon written notice to the other Party upon the earlier to occur of (i) the date that the Parties no longer collectively maintain voting control over at least a majority of the outstanding shares of Common Stock entitled to vote for the election of directors, inclusive of the Subject Securities, (ii) the date on which DES and any [controlled affiliates of D. E. Shaw & Co., L.P.] to which DES has transferred Common Stock no longer holders any Subject Securities, (iii) 90 days after the date on which either Party is no longer an officer or director of the Company and (iv) the business day prior to the record date for the Company’s third annual meeting of stockholders subsequent to the closing of the IPO. If the closing of the IPO has not occurred by [  ], 2022, this Agreement shall automatically terminate and be of no further force or effect.

5.          Miscellaneous.

5.1          Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors and permitted assigns. Neither this Agreement, nor any of the covenants and agreements herein or rights, interests or obligations hereunder may be assigned by any Party hereto without the prior written consent of the other Party hereto.

5.2          Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

5.3          Counterparts; Facsimile. This Agreement may be executed and delivered by facsimile signature, including electronic signatures, and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.4          Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the Party to be notified, (b) when sent, if sent by facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) when sent, if sent by electronic mail during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day, (d) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (e) one business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery with written verification of receipt. All communications shall be sent to the respective Parties at their address set forth below or on the signature pages hereto, or at such other address as any Party shall, from time to time, designate by ten days’ advance written notice:

If to Bryan Martin:

[        ]

If to David Zwillinger:

[        ]

5.5          Consent Required to Terminate, Amend or Waive. This Agreement may be amended or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by each of the Parties. Any amendment, termination or waiver effected in accordance with this Section 5.5 shall be binding on each Party, provided that the Parties agree to promptly notify the Company and DES of any amendment, termination or waiver of this Agreement.

5.6          Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party under this Agreement, upon any breach or default of any Party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting Party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any breach or default under this Agreement, or any waiver on the part of any Party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Party, shall be cumulative and not alternative.

5.7          Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

5.8          Entire Agreement. This Agreement shall constitute the full and entire understanding and agreement among the Parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing among the Parties are expressly canceled.

5.9          Manner of Voting; Grant of Proxy. The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

5.10        Dispute Resolution. The Parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware) for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any Federal court of the United States of America sitting in the State of Delaware), and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named court(s), that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties have executed this Proxy Agreement as of the date first above written.

Bryan Martin

David Zwillinger